BRITISH COLUMBIA

NUMBER: **604510**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

***I Hereby Certify** that*

COPPER MOUNTAIN MINES LTD.

has this day changed its name to

CHINA VENTURES INC.

***Issued** under my hand at Victoria, British Columbia on July 26, 2000*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA